Exhibit 99.8

PRESS RELEASE

                     MEDICAL MAKEOVER CORPORATION OF AMERICA

                               OTC BB SYMBOL: MMAM

FOR IMMEDIATE RELEASE                             MEDIA CONTACT:   Susan Englert
(561) 651-4146

                      MEDICAL MAKEOVER TO PROVIDE PRODUCTS
                      TO HOLLYWOOD FL. BASED SPA AND SALON


WEST PALM BEACH, Fla.--(BUSINESS WIRE)--April 19, 2006--Medical Makeover Corporation of America (OTCBB:MMAM - News) today announced that its Products Division has received a commitment for orders for distribution of its scientifically advanced skin treatment products to Shai International, a Hollywood Florida based Spa and Salon. From this location which has been in operation over 11 years, MMAM's branded products will be available to the over 6,000 existing clients of Shai International.

"We are pleased to have reached agreement to provide our products through an established business with the reputation of Shai's. We are in the final stages of testing the data and online communication capabilities and in the next few days will agree to a format to be used in the ordering of product and management of ongoing inventory systems," said Randy Baker, President and CEO of Medical Makeover Croporation. "Each of these products was developed to make the anti-aging skin rejuvenation process easier, safer and more convenient than ever. Shai will be able to offer his clients a line of Medical Makeover products including a patented process for microdermabrasion that is proven to provide optimal results for clients."

Shai International President Amir Elmaliah said, "Bringing these products and treatment regimen directly to our clients will help us in building an even stronger relationship with them. The ability for us to provide clinically proven products and a "skin rejuvenation system" such as this will help build our business by leveraging our existing client base, many of whom are seeking effective skin care products."

About Medical Makeover Corporation of America, MMAM will provide non-invasive appearance improvement and skin rejuvenation procedures, treatments, and products. MMAM will market to people seeking to improve their own or a loved one's appearance; specifically males and females between the ages of 18 and 65 and parents of children with skin problems or minor imperfections. We will offer the latest in non-invasive cosmetic/self improvement technologies and "makeover" treatments in a comfortable, luxurious office environment using a new health care service delivery system that will afford first-rate customer service. Clients will have the ability to schedule appointments outside the traditional eight-to-five schedule while an on-line scheduling system enables them to book their appointments 24/7.

For Investor Relations information, please call: 1-800-288-7499 or e-mail: info@dpmartin.com.

"Safe-Harbor" Statement: Under the Private Securities Litigation Reform Act of 1995. This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; (iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.


SOURCE: Medical Makeover Corporation of America